POWER OF ATTORNEY




KNOW ALL PERSONS BY THESE PRESENTS, that I, Sarah Turvill, whose signature appears below hereby constitute and appoint Adam G. Ciongoli, Patrick C. Regan, Mary E. Caiazzo, Michael P. Chitty and Shaun K. Bryant and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for me in my name, place and stead, in any and all capacity, in connection with any registration statement, proxy statement, report or other document required to be filed with or delivered to the Securities and Exchange Commission or any other regulatory organization, self-regulatory organization or securities exchange on behalf of Willis Group Holdings Limited or any of its subsidiaries or affiliates, including to sign and file in the name and on behalf of the undersigned as director or officer of Willis Group Holdings Limited or any such subsidiary or affiliate any such document and all amendments, supplements and exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.







Signed  By: /s/ Sarah Turvill
	Sarah Turvill



Date:    April 30, 2008
L:Sec/WGHL/Sec/POA/2007/PH